                                                                    EXHIBIT 99.1

                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Reliant Resources, Inc. (Reliant Resources) and subsidiaries (collectively, the Company) as of and for the year ended December 31, 2001 have been prepared based upon the Reliant Resources' historical consolidated financial statements. The pro forma financial statements have been prepared to describe the effect of the Company's acquisition of Orion Power Holdings, Inc. (Orion). On February 19, 2002, a wholly owned subsidiary of Reliant Resources merged with and into Orion, with Orion being the surviving company (Orion Acquisition). Upon consummation of the merger, Orion became a wholly owned subsidiary of Reliant Resources. The merger was completed under the terms of the Agreement and Plan of Merger, dated as of September 26, 2001, between Reliant Resources and Orion. In the merger, each outstanding share of Orion common stock was converted into the right to receive $26.80 in cash. The aggregate cash consideration paid in the merger was approximately $2.95 billion and was funded primarily under a one-year $2.9 billion bank credit agreement and $41 million repayment of a notes receivable from an affiliate.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Orion Acquisition as if it had occurred on December 31, 2001. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2001 gives effect to the Orion Acquisition as if it had occurred on January 1, 2001.

On a preliminary basis, the Company's purchase price allocation related to the Orion Acquisition and included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 primarily includes fair value adjustments to property, plant and equipment, contracts, severance liabilities, debt and related deferred taxes.

The unaudited pro forma condensed consolidated financial statements do not purport to present the Company's actual results of operations as if the Orion Acquisition had occurred on January 1, 2001, nor are they necessarily indicative of the Company's financial position or results of operations that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements reflect the Orion Acquisition in accordance with Statements of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" (SFAS No. 141) and SFAS No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142). The provisions of SFAS No. 141 and SFAS No. 142 that apply to goodwill and intangible assets are effective for business combinations initiated after June 30, 2001. For additional information regarding the Company's adoption of SFAS No. 141 and SFAS No. 142, please read Note 2(q) of the Annual Report on Form 10-K of Reliant Resources for the year ended December 31, 2001 (Reliant Resources 10-K).

The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Reliant Resources 10-K as filed with the SEC on April 15, 2002.




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

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                         Company             Orion
                                                       Historical          Historical         Acquisition        Pro Forma
                                                         Balance            Balance           Adjustments         Balance
                                                   ------------------- ------------------ ------------------  ------------------
                                                                                  (in thousands)
Cash and cash equivalents.........................   $      118,453      $      183,719     $           --     $      302,172
Restricted cash...................................          167,421             336,714                 --            504,135
Accounts and notes receivable - principally
  customer........................................        1,182,140             134,113                 --          1,316,253
Accounts and notes receivable - affiliated
  companies, net..................................          415,081                  --            (40,822)           374,259
Inventories.......................................          174,035              58,969                 --            233,004
Trading and marketing assets......................        1,611,393                  --                 --          1,611,393
Non-trading derivative assets.....................          392,900              13,472                 --            406,372
Prepayments and other current assets..............          683,867              26,298             (3,754)           706,411
                                                   ------------------- ------------------ --------------------------------------
  Total current assets............................        4,745,290             753,285            (44,576)         5,453,999
                                                   ------------------- ------------------ --------------------------------------

Property, plant and equipment - net...............        4,601,542           3,350,893            718,120          8,670,555
                                                   ------------------- ------------------ --------------------------------------

Goodwill and other intangibles - net..............        1,163,350             167,706          1,120,012          2,451,068
Equity investments in unconsolidated
  subsidiaries....................................          386,841                  --                 --            386,841
Trading and marketing assets......................          446,610                  --                 --            446,610
Non-trading derivative assets.....................          254,168              11,563                 --            265,731
Other ............................................          655,755              44,851            (33,346)           667,260
                                                   ------------------- ------------------ --------------------------------------
  Total other assets..............................        2,906,724             224,120          1,086,666          4,217,510
                                                   ------------------- ------------------ --------------------------------------
    Total Assets..................................   $   12,253,556      $    4,328,298     $    1,760,210     $   18,342,064
                                                   =================== ================== ======================================

Short-term borrowings and current portion of
  long-term debt..................................   $      320,538      $    1,614,334     $    2,908,000     $    4,842,872
Accounts payable, principally trade...............        1,002,326             102,768             87,855          1,192,949
Trading and marketing liabilities.................        1,478,336                  --                 --          1,478,336
Non-trading derivative liabilities................          323,277               3,090                 --            326,367
Accumulated deferred income taxes.................           63,634                  --             (3,754)            59,880
Other liabilities.................................          398,500              19,151                 --            417,651
                                                   ------------------- ------------------ --------------------------------------
  Total current liabilities.......................        3,586,611           1,739,343          2,992,101          8,318,055
                                                   ------------------- ------------------ --------------------------------------

Accumulated deferred income taxes.................               --               1,204            171,998            173,202
Trading and marketing liabilities.................          361,786                  --                 --            361,786
Non-trading derivative liabilities................          530,211              88,634                 --            618,845
Other ............................................          803,354              47,487              8,481            859,322
                                                   ------------------- ------------------ --------------------------------------
  Total other liabilities.........................        1,695,351             137,325            180,479          2,013,155
                                                   ------------------- ------------------ --------------------------------------

Long-term debt....................................          867,712             870,000            169,260          1,906,972
                                                   ------------------- ------------------ --------------------------------------

Common stock......................................               61               1,037             (1,037)                61
Additional paid-in capital........................        5,777,169           1,503,891         (1,503,891)         5,777,169
Retained earnings.................................          557,451             133,262           (133,262)           557,451
Treasury stock....................................         (189,460)                 --                 --           (189,460)
Deferred compensation and notes receivable from
  officers........................................               --              (5,499)             5,499                 --
Accumulated other comprehensive income (loss).....          (41,339)            (51,061)            51,061            (41,339)
                                                   ------------------- ------------------ --------------------------------------
  Total stockholders' equity......................        6,103,882           1,581,630         (1,581,630)         6,103,882
                                                   ------------------- ------------------ --------------------------------------
    Total liabilities and stockholders' equity....   $   12,253,556      $    4,328,298     $    1,760,210     $   18,342,064
                                                   =================== ================== ======================================

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements




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

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   Company             Orion
                                                  Historical         Historical         Acquisition           Pro Forma
                                                   Balance            Balance           Adjustments            Balance
                                              -----------------   -----------------  ------------------   ------------------
                                                               (in thousands, except for per share amounts)
Revenues....................................    $   36,545,739     $    1,178,380                           $   37,724,119
Expenses:
  Fuel, cost of gas sold and purchased power        34,539,484            458,514                               34,997,998
  Operation and maintenance.................           510,759            186,801                                  697,560
  General, administration and development...           486,973             58,315                                  545,288
  Depreciation and amortization.............           246,764            137,932      $       20,518 (a)          405,214
                                              -----------------   ------------------ ------------------   ------------------
    Total...................................        35,783,980            841,562              20,518           36,646,060
                                              -----------------   ------------------ ------------------   ------------------
Operating income............................           761,759            336,818             (20,518)           1,078,059
                                              -----------------   ------------------ ------------------   ------------------
Other income (expense)
  Interest income...........................            26,645             21,529                  --               48,174
  Interest expense..........................           (63,268)          (202,825)            (58,398)(b)         (324,491)
  Interest income - affiliate companies, net            12,477                 --              (1,295)(c)           11,182
  Other, net................................            88,370                 --                  --               88,370
                                              -----------------   ------------------ ------------------   ------------------
    Total other income (expense)............            64,224           (181,296)            (59,693)            (176,765)
                                              -----------------   ------------------ ------------------   ------------------
Income before income taxes and cumulative              825,983            155,522             (80,211)             901,294
  effect of accounting change...............
Income tax expense..........................           271,594             54,919             (30,480)(d)          296,033
                                              -----------------   ------------------ ------------------   ------------------
Income before cumulative effect of              $      554,389     $      100,603      $      (49,731)      $      605,261
  accounting change.........................
                                              =================   ================== ==================   ==================

Basic Earnings per Share....................    $         2.01                                              $         2.18
Diluted Earnings per Share..................    $         2.01                                              $         2.18

Weighted Average Common Shares Outstanding..           277,144                                                     277,144
                                              ===================                                         ==================

Diluted Weighted Average Common Shares
  Outstanding...............................           277,473                                                     277,473
                                              ===================                                         ==================

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(a) Represents adjustments to depreciation expense (based upon the Company's preliminary allocation of purchase price of the Orion Acquisition). The average estimated economic life of the assets acquired is 35 years.

(b) Represents additional interest expense on the $2.9 billion of external debt issued to finance the Orion Acquisition at an annual interest rate 3.07%. Interest rates on this debt are based on London interbank offered rate (LIBOR) plus a margin. If the LIBOR rate were to increase by one-eighth of a percent, the interest expense would increase by a total of $3.7 million for the year ended December 31, 2001.

(c) Represents the reduction of interest income on the $41 million in cash to finance the Orion Acquisition, which had been invested with an affiliated company of Reliant Resources from May 4, 2001 through December 31, 2001.

(d) Represents the income tax expense effect of the pro forma adjustments at 38% combined federal and state statutory rate.




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